Exhibit 21.1

Subsidiaries of Lamar Advertising Company

STATE OR OTHER
JURISDICTION OF
EXACT NAME OF REGISTRANT AS	INCORPORATION OR
SPECIFIED IN ITS CHARTER	ORGANIZATION

Lamar Media Corp.	Delaware
American Signs, Inc.	Washington
Canadian TODS Limited	Nova Scotia, Canada
Colorado Logos, Inc.	Colorado
Delaware Logos, L.L.C.	Delaware
Florida Logos, Inc.	Florida
Hardin Development Corporation	Florida
Kansas Logos, Inc.	Kansas
Kentucky Logos, LLC	Kentucky
Lamar Advertising of Colorado Springs, Inc.	Colorado
Lamar Advertising of Kentucky, Inc.	Kentucky
Lamar Advertising of Michigan, Inc.	Michigan
Lamar Advertising of South Dakota, Inc.	South Dakota
Lamar Advertising of Youngstown, Inc.	Delaware
Lamar Air, L.L.C.	Louisiana
Lamar Electrical, Inc.	Louisiana
Lamar OCI North Corporation	Delaware
Lamar OCI South Corporation	Mississippi
Lamar Pensacola Transit, Inc.	Florida
Lamar Tennessee, L.L.C.	Tennessee
Lamar Texas General Partner, Inc.	Louisiana
Lamar Texas Limited Partnership	Texas
Michigan Logos, Inc.	Michigan
Minnesota Logos, Inc.	Minnesota
Missouri Logos, LLC	Missouri
Nebraska Logos, Inc.	Nebraska
Nevada Logos, Inc.	Nevada
New Mexico Logos, Inc.	New Mexico
Ohio Logos, Inc.	Ohio

STATE OR OTHER
JURISDICTION OF
EXACT NAME OF REGISTRANT AS	INCORPORATION OR
SPECIFIED IN ITS CHARTER	ORGANIZATION

Outdoor Promotions West, LLC	Delaware
Parsons Development Company	Florida
South Carolina Logos, Inc.	South Carolina
Tennessee Logos, Inc.	Tennessee
Texas Logos, L.P.	Texas
TLC Properties II, Inc.	Texas
TLC Properties, Inc.	Louisiana
TLC Properties, L.L.C.	Louisiana
Transit America Las Vegas, L.L.C.	Delaware
Triumph Outdoor Holdings, LLC	Delaware
Lamar Transit Advertising of New Orleans, LLC	Delaware
Triumph Outdoor Rhode Island, LLC	Delaware
Utah Logos, Inc.	Utah
Virginia Logos, LLC	Virginia
The Lamar Company, L.L.C.	Louisiana
Lamar Advertising of Penn, LLC	Delaware
Lamar Advertising of Louisiana, L.L.C.	Louisiana
Lamar Florida, Inc.	Florida
Lamar Advan, Inc.	Pennsylvania
Lamar T.T.R., L.L.C.	Arizona
Lamar Central Outdoor, Inc.	Delaware
Lamar Advantage GP Company, LLC	Delaware
Lamar Advantage LP Company, LLC	Delaware
Lamar Advantage Outdoor Company, L.P.	Delaware
Lamar Advantage Holding Company	Delaware
Lamar Oklahoma Holding Company, Inc.	Oklahoma
Lamar Advertising of Oklahoma, Inc.	Oklahoma
Lamar Benches, Inc.	Oklahoma
Lamar I-40 West, Inc.	Oklahoma
Georgia Logos, L.L.C.	Georgia
Mississippi Logos, L.L.C.	Mississippi

STATE OR OTHER
JURISDICTION OF
EXACT NAME OF REGISTRANT AS	INCORPORATION OR
SPECIFIED IN ITS CHARTER	ORGANIZATION

New Jersey Logos, L.L.C.	New Jersey
Oklahoma Logos, L.L.C.	Oklahoma
Interstate Logos, L.L.C.	Louisiana
LC Billboard L.L.C.	Delaware
Lamar Ohio Outdoor Holding Corp.	Ohio
Outdoor Marketing Systems, Inc.	Pennsylvania
Outdoor Marketing Systems, LLC	Pennsylvania
Lamar Advertising Southwest, Inc.	Nevada
Lamar DOA Tennessee Holdings, Inc.	Delaware
Lamar DOA Tennessee, Inc.	Delaware
Maine Logos, L.L.C.	Maine
Trans West Outdoor Advertising, Inc.	California
Washington Logos, L.L.C.	Washington
Stokely Ad Agency, LLC	Oklahoma
Lamar California Acquisition Corporation	California
Ham Development Corporation	California
10 Outdoor Advertising, Inc.	California
Premere Outdoor, Inc.	Illinois
TLC Farms, L.L.C.	Louisiana
ADvantage Advertising, LLC	Georgia
Lamar Canadian Outdoor Company	Canada
Lamar Obie Corporation	Delaware
Select Media, Inc.	Oregon
O. B. Walls, Inc.	Oregon
Obie Media Limited	British Columbia
Obie Billboard, LLC	Oregon